Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Uncommon Values Aggressive Growth Series, 2004 and Uncommon Values Growth & Income Series, 2004:

We consent to the use of our report dated July 26, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

KPMG LLP

New York, New York

July 26, 2004